BYLAWS OF

ACCELPATH, INC.

(A DELAWARE CORPORATION)

ARTICLE I

OFFICES

Section 1.1  REGISTERED OFFICE

The registered office of AccelPath, Inc. (the "Corporation") in the State of Delaware shall be located at the principal place of business in that state of the corporation or individual acting as the Corporation's registered agent in the State of Delaware.

Section 1.2  PRINCIPAL EXECUTIVE OFFICE

The principal executive office of the corporation for the transaction of the business of the Corporation shall be at 352A Christopher Avenue, Gaithersburg, MD 20897 or such other place as may be established by the Board of Directors of the Corporation (the "Board"). The Board is granted full power and authority to change said principal executive office from one location to another.

Section 1.3  OTHER OFFICES

The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board from time to time may designate or the business of the Corporation may require.

ARTICLE II

MEETING OF STOCKHOLDERS

Section 2.1  TIME

The annual meeting of stockholders of the Corporation shall be held on such date and at such time, either within or without the State of Delaware, as shall be designated by the Board and stated in the written notice of the meeting or in a duly executed written waiver of notice of the meeting.

Section 2.2  PLACE

Annual meetings and special meetings may be held at such place, either within or without the State of Delaware, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the registered office of the corporation in the State of Delaware. The board of directors may also, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law. If a meeting by remote communication is authorized by the board of directors in its sole discretion, and subject to guidelines and procedures as the board of directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication participate in a meeting of stockholders and be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (a) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (b) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (c) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

Section 2.3  CALL

Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

Section 2.4  NOTICE OF MEETINGS

Written notice of all meetings shall be given, which shall state the place, if any, date, and hour of the meeting, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law. Except as otherwise provided by the General Corporation Law, the written notice of any meeting shall be given not less than ten days nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholders address as it appears on the records of the corporation. If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Whenever notice is required to be given under the Delaware General Corporation Law, certificate of incorporation or Bylaws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

Section 2.5  STOCKHOLDER LIST

The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten days prior to the meeting on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or during ordinary business hours at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 2.6  VOTING RIGHTS

In order that the Corporation may determine the stockholders entitled to notice of, and to vote at, a meeting of stockholders or at any adjournment(s) thereof or to express consent or dissent to corporate action in writing without a meeting, the Board may fix a record date in the manner prescribed by Section 9.1 of these Bylaws.  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy in the manner prescribed by Section 2.7 of these Bylaws.  Except as specifically provided otherwise by Delaware General Corporation Law, the Certificate of Incorporation, as amended, or these Bylaws, each holder of capital stock entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting shall be entitled to one vote for each share of such stock registered in such stockholder's name on the books and records of the Corporation as of the record date.

Section 2.7  PROXIES

Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after 3 years from its date, unless the proxy provides for a longer period. A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholders authorized officer, director, employee or agent signing such writing or causing such persons signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature. A stockholder may also authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making the determination shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to Section 212(c) of the Delaware General Corporation Law may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

Section 2.8  QUORUM AND ADJOURNMENT(S) OF MEETINGS

Except as specifically provided otherwise by Delaware General Corporation Law, the Certificate of Incorporation, as amended, or these Bylaws, a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at a meeting of stockholders. If such majority shall not be present in person or represented by proxy at a meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time until holders of the requisite number of shares of stock entitled to vote at the meeting shall be present in person or represented by proxy. When a meeting of stockholders is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, date, and time of such adjourned meeting are announced at the meeting at which the adjournment is taken. At any such adjourned meeting at which a quorum shall be present in person or represented by proxy, stockholders may transact any business that might have been transacted at the meeting as originally noticed, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment(s) thereof. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Stockholders may participate in a meeting by means of a telephone conference call or similar method of communication by which all persons participating in the meeting can hear each other.

Section 2.9  REQUIRED VOTE

Except as specifically provided otherwise by Delaware General Corporation Law, the Certificate of Incorporation, as amended, or these Bylaws, the affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy at a meeting of stockholders at which a quorum is present and entitled to vote on the subject matter (including, but not limited to, the election of directors to the Board) shall be the act of the stockholders with respect to the matter voted upon.

Section 2.10  ACTION WITHOUT MEETING

Except as any provision of the General Corporation Law may otherwise require, any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the corporation can determine that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper shall be delivered to the corporation by delivery to its principal place of business or an officer or agent of the corporation having custody of the book in which the proceedings of meetings of stockholders are recorded, to the extent and in the manner provided by resolution of the board of directors of the corporation. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the General Corporation Law.

ARTICLE III

DIRECTORS

Section 3.1  BOARD OF DIRECTORS

The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors of the corporation. The Board of Directors shall have the authority to fix the compensation of the members thereof. The use of the phrase "whole board" herein refers to the total number of directors which the corporation would have if there were no vacancies.

Section 3.2  NUMBER, ELECTION AND TENURE

The number of directors which shall constitute the whole Board shall be fixed from time to time by the resolution of the Board. Except as otherwise provided by law, in no event shall the total number of directors which shall constitute the whole Board be fixed by the Board at less than three (3) or more than seven (7). Except as provided otherwise in these Bylaws, directors shall be elected at the annual meeting of stockholders. Each director shall hold office until the annual meeting of stockholders next succeeding his or her election or appointment and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Section 3.3  RESIGNATION AND REMOVAL

Any director or member of a committee of the Board may resign at any time upon written notice to the Board, the Chairman of the Board, or the President.  Unless specified otherwise in the notice, such resignation shall take effect upon receipt of the notice by the Board, the Chairman of the Board, or the President. The acceptance of a resignation shall not be necessary to make it effective. Any director may be removed, either with or without cause by the affirmative vote of the holders of at least two-thirds of the shares then entitled to vote.

Section 3.4  VACANCIES AND NEWLY CREATED DIRECTORSHIPS

Vacancies occurring for any reason and newly-created directorships resulting from an increase in the authorized number of directors which shall constitute the whole Board, as fixed pursuant to Section 3.2 of these Bylaws, shall be filled by the election of a new director or directors by a majority of the remaining members of the Board, although such majority is less than a quorum. Any director so chosen shall hold office until the annual meeting of stockholders next succeeding his or her election or appointment and until his or her successor shall be elected and qualified, or until his or her earlier resignation or removal.

Section 3.5  FEES AND COMPENSATION.

Directors and members of any committees of the Board may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board.

ARTICLE IV

MEETINGS OF THE BOARD OF DIRECTORS

Section 4.1  DATE, TIME AND PLACE

Meetings of the Board shall be held on such date and at such time and place, either within or without the state of Delaware, as shall be determined by the Board pursuant to these Bylaws.

Section 4.2  ANNUAL MEETINGS

After the annual meeting of stockholders, the newly-elected Board may hold a meeting, on such date and at such time and place as shall be determined by the Board, for the purpose of organization, election of officers and such other business that may properly come before the meeting. Such meeting may be held without notice.

Section 4.3  REGULAR MEETINGS

Regular meetings of the Board may be held without notice on such date and at such time and place as shall be determined from time to time by the Board.

Section 4.4  SPECIAL MEETINGS

Special meetings of the Board may be held at any time upon the call of any director, the President or the Secretary by means of oral, telephonic, written facsimile or other similar notice, duly given, delivered, sent or mailed to each director at least 48 hours prior to the special meeting, in the manner prescribed by Section 6.1 of these Bylaws. Special meetings of the Board may be held at any time without notice if all of the directors are present or if those directors not present waive notice of the meeting in writing either before or after the date of the meeting.

Section 4.5  QUORUM

A majority of the whole Board as fixed pursuant to Section 3.2 of these Bylaws shall constitute a quorum for the transaction of business at a meeting of the Board. If a quorum shall not be present at a meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 4.6  REQUIRED VOTED

Except as specifically provided otherwise by Delaware General Corporation Law, the affirmative vote of a majority of the directors present at a meeting of the Board at which a quorum is present shall be the act of the Board with respect to the matter voted upon.

Section 4.7  ACTION WITHOUT MEETING

Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.8  TELEPHONE MEETING

Members of the Board, or any committee thereof, may participate in a meeting of the Board, or committee thereof, by means of a telephone conference or similar method of communication by which all of the members participating in the meeting can hear each other. Participation by members of the Board, or committee thereof, by such means shall constitute presence in person of such members at such meeting.

ARTICLE V

COMMITTEES OF THE BOARD OF DIRECTORS

Section 5.1  DESIGNATION AND POWERS

The Board may designate one or more committees from time to time in its discretion, by resolution passed by the affirmative vote of a majority of the whole Board as fixed pursuant to Section 3.2 of these Bylaws. Each committee shall consist of one or more of the directors on the Board and the Board may appoint other persons who are not directors to serve on committees. The Board may designate one or more directors as alternate members on any committee who replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members constitute a quorum and may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the corporation and may authorize the corporate seal of the Corporation affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation or these bylaws, adopting an agreement of merger or consolidation, recommending to stockholders the sale, lease, or exchange of all or substantially all of the Corporation's assets, or recommending to stockholders a dissolution of the Corporation, a revocation of a dissolution or the filing of a petition in bankruptcy; and, unless the resolution of the Board expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock of the corporation or any class or series of stock. Each committee shall keep regular minutes of its meetings and shall report the same to the Board when requested to do so.

ARTICLE VI

NOTICES

Section 6.1  DELIVERY OF NOTICE

Notices to stockholders and, except as permitted below, to directors on the board shall be in writing and may be delivered by mail or messenger. Notice by mail shall be deemed to be given at the time when such notice is deposited in a United States post office or letter box, enclosed in postpaid sealed wrapper, and addressed to a stockholder or director at his or her respective address appearing on the books and records of the Corporation, unless such stockholder or director shall have filed with the Secretary a written request that notices intended for such stockholder or director be mailed or delivered to some other address, in which case the notice shall be mailed to or delivered to the address designated in such request. Notice by messenger shall be deemed to be given when such notice is delivered to the address of a stockholder or director as specified above. Notices to directors also may be given orally, in person or by telephone, or by telex, overnight courier or facsimile transmission (promptly confirmed in writing) or other similar means, or by leaving the notice at the residence or usual place of business of a director. Notice by oral communication, telex, overnight courier or facsimile transmission (properly confirmed in writing) or other similar means shall be deemed to be given upon such dispatch of such notice. Notice by messenger shall be deemed to be given when such notice is delivered to a director's residence or usual place of business. Notices, requests, and other communications required or permitted to be given or communication to the Corporation by the Certificate of Incorporation, as amended, these Bylaws or any other agreement shall be in writing and may be delivered by messenger, United States mail, telex, overnight courier or facsimile transmission (promptly confirmed in writing) or other similar means. Notice to the Corporation shall be deemed to be given upon actual receipt of such notice by the Corporation.

Section 6.2  WAIVER OF NOTICE

Whenever notice is required to be given by the Delaware General Corporation Law, the Certificate of Incorporation, as amended, or these Bylaws, a written waiver of notice signed by the person entitled thereto, whether before or after the time stated in the notice, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when a person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, or the purpose of, any regular or special meeting of stockholders, the Board, or a committee of the Board need be specified in any written waiver of notice.

ARTICLE VII

OFFICERS

Section 7.1  OFFICERS

The officers of the Corporation shall be a President, a Secretary and a Treasurer. At its annual meeting, or such other meeting as it may determine, or by unanimous written consent of the directors without meeting, the Board shall elect a President of the Corporation, and the President so elected shall appoint a Secretary and a Treasurer. The Chairman of the Board, if any, shall be selected from among the directors on the Board, but no other executive officer need be a member of the Board. Any number of offices may be held by the same person.

Section 7.2  OTHER OFFICERS AND AGENTS

The President also may appoint such other officers and agents as he or she from time to time may determine to be advisable and as the business of the Corporation may require; provided, however, the Company shall not enter into any employment agreement without the prior approval of the Board. Such officers and agents shall serve for such terms, exercise such powers, and perform such duties as are prescribed by these Bylaws.

Section 7.3  TENURE, RESIGNATION, REMOVAL AND VACANCIES

Each officer of the Corporation shall hold his office until his or her successor is elected and qualified or appointed in accordance with these Bylaws, or until his or her earlier resignation or removal. Any officer elected by the Board may be removed at any time, with or without cause, by the Board and any officer appointed by the President may be removed at any time, with or without cause, by the President and the Board; provided, that any such removal shall be without prejudice to the rights, if any, of the officer so employed under any employment contract or other agreement with the Corporation. Any officer may resign at any time upon written notice to the Board, the Chairman of the Board or the President. Unless specified otherwise in the notice, such resignation shall take effect upon receipt of the notice by the Board, the Chairman of the Board or the President. The acceptance of the resignation shall not be necessary to make it effective. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the President and such successor or successors shall hold office for such term as may be specified by the President.

Section 7.4  AUTHORITY AND DUTIES

All officers and agents, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws and as generally pertain or are necessarily incidental to the particular office or agency. In addition to the powers and duties hereinafter specifically prescribed for certain officers of the Corporation, the Board or the President from time to time may impose or confer any or all duties and powers hereinafter specifically prescribed for any officer upon any other officer or officers. The Board may give general authority to any officer to affix the corporate seal of the Corporation and to attest the affixing by his or her signature.

Section 7.5  THE CHAIRMAN OF THE BOARD

If the Board shall designate a Chairman of the Board, such Chairman of the Board shall act as chairman at all meetings of the stockholders at which he is present and shall preside at all meetings of the Board at which he is present.  Such Chairman of the Board shall provide general leadership in matters of policy and long-term programs and shall have the right to delegate authority to the other officers of the Corporation. Except when by law the signature of the President is required, such Chairman of the Board shall possess the same power as the President to sign all certificates, contracts and other instruments of the Corporation which may be authorized by the Board.

Section 7.6  THE PRESIDENT

The president, subject to the control of the Board, shall have general and active supervision of the business and affairs of the Corporation, shall sign certificates, contracts and other instruments of the Corporation as authorized, and shall perform all such other duties as are properly required of him by the Board.

Section 7.7  THE VICE PRESIDENT(S)

The Vice President, or in the event there is more than one vice president, the Vice Presidents, shall perform the duties and have the powers as may, from time to time, be assigned to them by the Board or the President.

Section 7.8  THE TREASURER

The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit the same in such banks or other depositories as the Board, or any officer or officers thereunder duly authorized by the Board, shall, from time to time, direct or approve. He or she shall keep a full and accurate account of all monies received and paid on account of the Corporation, and shall render a statement of his or her accounts whenever the Board shall require. He shall perform all other necessary acts and duties in connection with the administration of the financial affairs of the Corporation, and shall generally perform all the duties usually appertaining to the affairs of the treasurer of a corporation. When required by the Board, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board shall approve. In the absence of disability of the Treasurer, the person designated by the President shall perform his duties.

Section 7.9  THE SECRETARY

The Secretary shall attend to the giving of notice of all meetings of stockholders and of the Board and committees thereof, and shall keep minutes of all proceedings at meetings of the stockholders, of the Board and of all meetings of such other committees as the Board shall designate. The Secretary shall have charge of the corporate seal and shall have authority to attest any and all instruments or writings to which the same may be affixed. He or she shall keep and account for all books, documents, papers and records of the Corporation, except those for which some other officer or agent is properly accountable. He or she shall generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence or disability of the Secretary, the person designated by the President shall perform his or her duties.

Section 7.10  THE ASSISTANT SECRETARY(IES)

The Assistant Secretary, if any be so appointed by the Board, or if there be more than one, the Assistant Secretaries, shall perform such duties as may be specifically assigned to them from time to time by the Board or the President.  In case of the absence or disability of the Secretary, and if the Board or the President has so authorized, the Assistant Secretary, or if there be more than one Assistant Secretary, such Assistant Secretaries as the Board or the President shall designate, shall perform the duties of the office of the Secretary.

ARTICLE VIII

CERTIFICATES OF STOCK

Section 8.1  FORM AND SIGNATURE

The stock certificates representing the stock of the Corporation shall be in such form or forms not inconsistent with Delaware General Corporation Law, the Certificate of Incorporation, as amended, and these Bylaws and as the Board shall approve from time to time. Stock certificates shall be numbered consecutively and shall be entered in the books and records of the Corporation as such certificates are issued. No certificate shall be issued for any share until the consideration therefor has been fully paid. Stock certificates shall exhibit the holder's name, certify the class and series of stock and the number of shares in such class and series of stock owned by the holder and shall be signed by the President, Vice President, Treasurer, Secretary, or any Assistant Secretary.  Any or all of the signatures on a stock certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar on the date of issuance.

Section 8.2  LOST, STOLEN OR DESTROYED CERTIFICATES

The President may direct that a new stock certificate be issued in place of any certificate theretofore issued by the Corporation which is alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person or his or her legal representative claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate, the President, in his discretion and as a condition precedent to the issuance thereof, may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as the President shall require and/or to give the Corporation a bond in such sum as the President shall direct as indemnity against any claim that may be made against the Corporation, any transfer agent or any registrar on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

Section 8.3  REGISTRATION OF TRANSFER

Shares of common stock of the Corporation shall be transferable only upon the transfer by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers of the Corporation or to such other person as the Board may designate. Upon surrender to the Corporation of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on its books and records.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1  RECORD DATE

In order that the Corporation may determine the stockholders entitled to notice of, and to vote at, a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action.  A determination of stockholders of record entitled to notice of, and to vote at, a meeting of stockholders shall apply to any adjournments(s) of such meeting; provided however, that the Board may, in its discretion, and shall if otherwise required by these Bylaws, fix a new record date for the adjourned meeting.

Section 9.2  REGISTERED STOCKHOLDERS

Except as specifically provided otherwise by Delaware General Corporation Law, the Corporation shall be entitled (i) to recognize the exclusive right of a person registered on its books and records as the owner of shares of stock of the Corporation to receive dividends and to vote as such owner, (ii) to hold such person liable for calls and assessments and (iii) to recognize any equitable or other claim to, or interest in, such stock on the part of any other person, whether or not the Corporation shall have express or other notice thereof.

Section 9.3  DIVIDENDS

The Board shall have discretion to declare and pay dividends ratably, share for share, on the Corporation's capital stock in all sums so declared, out of funds legally available therefore in accordance with Delaware General Corporation Law.

Section 9.4  DIVIDEND DECLARATIONS

Dividends on the capital stock of the Corporation may be declared quarterly, semiannually or annually as the Board may from time to time, in its discretion, determine.

Section 9.5  CHECKS AND NOTES

All checks and drafts on the bank accounts of the Corporation, all bills of exchange and promissory notes of the Corporation, and all acceptances, obligations, and other instruments for the payment of money drawn, signed, or accepted by the Corporation shall be signed or accepted, as the case may be, by such officer or officers, agent or agents, and in such manner as shall be thereunto authorized from time to time by the Board or by officers of the Corporation designated by the Board to make such authorization.

Section 9.6  LOANS

No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

Section 9.7  FISCAL YEAR

The Corporations fiscal year end shall be June 30 of each year, unless otherwise fixed by resolutions of the Board.

Section 9.8  CORPORATE SEAL

The Corporation may adopt a corporate seal as authorized by the Board. The use of a seal or stamp by the Corporation on any corporate documents is not necessary; such use or nonuse shall not in any way affect the legality of the document.

Section 9.9  VOTING OF SECURITIES OF OTHER ISSUERS

In the event that the Corporation shall own and/or have power to vote any securities (including, but not limited to, shares of stock) of any other issuer, such securities shall be voted by the President or by such other person or persons to such extent and in such manner as may be determined by the Board. If the Corporation shall be a general partner in any partnership, the acts of the Corporation in such capacity may be approved by the Board and taken by the officers as may be authorized or determined by the Board from time to time.

Section 9.10  TRANSFER AGENTS

The Board may make such rules and regulations as it may deem expedient concerning the issuance, transfer, and registration of securities (including, but not limited to, stock) of the Corporation. The Board may appoint one or more transfer agents and/or one or more registrars and may require all stock certificates and other certificates evidencing securities of the Corporation to bear the signature of either or both.

Section 9.11  BOOKS AND RECORDS

Except as specifically provided otherwise by Delaware General Corporation Law, the books and records of the Corporation may be kept at such place or places, either within or without the State of Delaware, as may be designated by the Board.

ARTICLE X

INDEMNIFICATION

Section 10.1  INDEMNIFICATION AND INSURANCE

(a) RIGHT TO INDEMNIFICATION.  To the fullest extent permitted by Delaware General Corporation Law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent for another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation or to a person who has ceased to serve as a director, officer, employee or agent at the request of the Corporation for another corporation, partnership, joint venture, trust or other enterprise and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred in this Section 10.1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if Delaware General Corporation Law requires the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, payment of such expenses shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 10.1 or otherwise. The rights set forth herein shall not be exclusive of any other rights to which any director or officer may be entitled as a matter of law. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

b) RIGHT OF CLAIMANT TO BRING SUIT.  If a claim under Section 10.1(a) of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met such standard of conduct, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

(c) NON-EXCLUSIVITY OF RIGHTS.  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 10.1 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, as amended, bylaw, agreement, vote of stockholder or disinterested directors or otherwise.

(d) INSURANCE.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

(e) WITNESS.  To the extent that any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise is by reason of such position a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her on his or her behalf in connection therewith.

(f) INDEMNITY AGREEMENTS.  The Corporation may enter into indemnity agreements with the persons who are members of the Board from time to time, and with such officers, employees and agents as the Board may designate, such indemnity agreements to provide in substance that the Corporation will indemnify such persons to the full extent contemplated by this Article.

ARTICLE XI

AMENDMENTS TO THESE BYLAWS

Section 11.1  BY THE BOARD OF DIRECTORS

These Bylaws may be amended or repealed in whole or in part and new Bylaws may be adopted by a majority of the Board at any regular or special meeting of the Board, subject to the Bylaws, if any, adopted by the stockholders.

Approved by the Board of Directors

Date: February 10, 2012

By:	/s/ Shekhar Wadekar
Chief Executive Officer